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                                   EXHIBIT 21

PARENT AND SUBSIDIARIES
  (Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.
Eau Claire, Wisconsin (A Wisconsin Corporation)

     Its Subsidiaries:
          National Holding Investment Company
          Wilmington, Delaware (A Delaware Corporation)

          Its Subsidiaries:
              Presto Manufacturing Company
              Jackson, Mississippi (A Mississippi Corporation)

              Its Division:
                   Presto Products Manufacturing Company
                   Alamogordo, New Mexico

              Century Leasing and Liquidating, Inc. (Inactive)
              Minneapolis, Minnesota (A Minnesota Corporation)

              Its Subsidiary:
                   Presto Export, Inc. (Inactive)
                   Minneapolis, Minnesota (A Minnesota Corporation)

              Jackson Sales and Storage Company
              Jackson, Mississippi (A Mississippi Corporation)

              Canton Sales & Storage Company
              Canton, Mississippi (A Mississippi Corporation)

              Presto Export, Ltd. (Inactive)
              Christiansted, St. Croix, U.S. Virgin Islands
                (A Virgin Islands Corporation)

          National Defense Corporation (Inactive)
          Eau Claire, Wisconsin (A Wisconsin Corporation)

          AMTEC Corporation
          Janesville, Wisconsin (A Wisconsin Corporation)

          Its Subsidiary:
              Spectra Technologies LLC
              East Camden, Arkansas (A Delaware Corporation)

          Presto Absorbent Products, Inc.
          Eau Claire, Wisconsin (A Wisconsin Corporation)

          Its Division:
              Presto Absorbent Products-Atlanta
              Marietta, Georgia

          NPI Export Corporation (Inactive)
          Minneapolis, Minnesota (A Minnesota Corporation)